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                                                                      EXHIBIT 21

                            IMS HEALTH INCORPORATED
                              ACTIVE SUBSIDIARIES
                            AS OF DECEMBER 31, 2001

                                                                  STATE OR OTHER       % OWNERSHIP
                                                                 JURISDICTION OF       100% EXCEPT
NAME                                                               INCORPORATED          AS NOTED
----                                                          ----------------------   ------------
COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION                    Delaware                    58.29
  Cognizant Technology Solutions U.S. Corporation             Delaware
  Cognizant Technology Solutions Canada, Inc.                 Canada
  Cognizant Technology Solutions Germany GmbH                 Germany
  Cognizant Technology Solutions India Limited                India
  Cognizant Technology Solutions UK Limited                   United Kingdom
  CSS Investment Corporation                                  Delaware

COORDINATED MANAGEMENT SYSTEMS, INC.                          Delaware

DBHC, INC.                                                    Delaware
  LexHealth, Inc.                                             Illinois

ENTERPRISE ASSOCIATES, LLC                                    Delaware

IMS AG                                                        Switzerland
  IMS Health Licensing Associates, L.P.                       Delaware                    87.85
    Spartan Leasing Corporation                               Delaware
  PMA Sociedad Anonima                                        Argentina
  IMS Health Marktforschungs G.m.b.H.                         Austria
    Pharmacall Statistik Ges.m.b.H.                           Austria
  IMS Health Bangladesh Limited                               Bangladesh
  IMS Health S.A.                                             Belgium
  IMS Health Finance Ltd.                                     Bermuda
  Pharma Data Boliviana S.R.L.                                Bolivia
  IMS Health Do Brasil Ltda.                                  Brazil
  Asesorias IMS Health Chile Limitada                         Chile
  Intercomunicaciones Y Servicio de Datos S.A.                Colombia                    98.96
  IMS Medinform A.S.                                          Czech Republic
  IMS Republica Dominicana, S.A.                              Dominican Republic
  Datandina Ecuador S.A.                                      Ecuador
  IMS Egypt Limited                                           Egypt
  IMS HEALTH Oy                                               Finland
  IMS HEALTH S.A.                                             France
    Logimed S.A.S.                                            France
    Source Informatics S.A.S.                                 France
  Asserta Centroamerica Medicion de Mercados, S.A.            Guatemala
  IMS Health Services Ltd.                                    Hungary
  PharmaFELAX Commerical Ltd.                                 Hungary
  UAB IMS Health                                              Lithuania
  IMS Health Malaysia Sdn. Bhd.                               Malaysia
  Interdata S.A. de C.V.                                      Mexico
  IPP Informacion Promocional y Publicitaria S.A. de C.V.     Mexico
  Informations Medicales & Statistiques S.A.R.L.              Morocco
  I.M.S. Health B.V.                                          Netherlands
  I.M.S. Finance (Nederland) B.V.                             Netherlands
  IMS Health Norway A/S                                       Norway
  Pharma Data Paraguaya S.R.L.                                Paraguay
  IMS Health Del Peru S.A.                                    Peru

                                       29
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
                                                                  STATE OR OTHER       % OWNERSHIP
                                                                 JURISDICTION OF       100% EXCEPT
NAME                                                               INCORPORATED          AS NOTED
----                                                          ----------------------   ------------
  IMS Poland Limited Sp.z.o.o.                                Poland
  IMS Information Medical Statistics, spol.s.r.o.             Slovakia
  IMS Health, S.A.                                            Spain
  Mercados Y Analisis, S.A.                                   Spain
  IMS Lanka (Private) Limited                                 Sri Lanka
  IHA.IMS Health GmbH                                         Switzerland                 50.00
  Interstatistik AG                                           Switzerland
    IMS Ges.m.b.H.                                            Austria
    Datec Industria e Comercio, Distribuidora Grafica e Mala  Brazil
     Direta Ltda.
  IMS Tunisia                                                 Tunisia
  IMS Tibbi Istatistik Ticaret ve Musavirlik Ltd Sirketi      Turkey
  Pharma Data Uruguaya S.A.                                   Uruguay
  PMV De Venezuela, C.A.                                      Venezuela

IMS CHINAMETRIK LIMITED                                       Hong Kong
  IMS Meridian Limited                                        Hong Kong
    Meridian Research Limited                                 British Virgin Islands
      Meridian Research Vietnam Ltd                           Vietnam

IMS CHINAMETRIK INCORPORATED                                  Delaware

IMS HEALTH ASIA (1989) PTE. LTD.                              Singapore

IMS HEALTH AUSTRALIA PTY. LTD.                                Australia
  Farmer Crow Pty. Limited                                    Australia
  Chemdata Pty. Limited                                       Australia
    Data Design Hisoft Pty. Limited                           Australia
    Medrecord Australia Pty. Limited                          Australia
  Healthnet Pty. Limited                                      Australia

IMS HEALTH, CANADA LIMITED                                    Canada

IMS HEALTH DEUTSCHLAND GMBH                                   Germany
  IMS-MIDOC Medizinische Informations-Dokumentations und      Germany
    Consultinggesellschaft mbH
    IMS Health Beteiligungs-gesellschaft mbH                  Germany
    IMS Health GmbH & Co. OHG                                 Germany
      GPI Krankenhaus-forschung Gesellschaft Fur
        Pharma-Informationssysteme mbH                        Germany
      IMS Hellas Ltd.                                         Greece

IMS HEALTH FINANCE, INC.                                      Delaware

IMS HEALTH GROUP LIMITED                                      United Kingdom
  IMS Health HQ Limited                                       United Kingdom
    IMS Holdings (U.K.) Limited                               United Kingdom
      IMS Health Limited                                      United Kingdom
        Imsworld Publications Ltd.                            United Kingdom
      Medical Direct Mail Organisation Ltd.                   United Kingdom
      Pharma Strategy Group Limited                           United Kingdom
      PMS International Limited                               United Kingdom
      Cambridge Pharma Consultancy, Ltd.                      United Kingdom
        Cambridge Pharma Consultancy Inc.                     Delaware
        PPR Communications Ltd.                               United Kingdom
    PMSI UK Limited                                           United Kingdom
      IMS Health Networks Limited                             United Kingdom
      PMSI Medical Research Factors Limited                   United Kingdom
      Medicare Audits Limited                                 United Kingdom

                                                                  STATE OR OTHER       % OWNERSHIP
                                                                 JURISDICTION OF       100% EXCEPT
NAME                                                               INCORPORATED          AS NOTED
----                                                          ----------------------   ------------
IMS HEALTH INDIA HOLDING CORPORATION                          Delaware
  RX India Corporation                                        Delaware
    IMS Health India Private Limited                          India

IMS HEALTH KOREA LTD.                                         Korea

IMS HEALTH, LDA.                                              Portugal

IMS HEALTH (NZ) LIMITED                                       New Zealand

IMS HEALTH PHILIPPINES, INC.                                  Philippines

IMS HEALTH PUERTO RICO INC.                                   Puerto Rico

IMS HEALTH S.P.A.                                             Italy

IMS HEALTH TRADING CORPORATION                                Delaware
  IMS Health (Pty.) Ltd.                                      South Africa
    Decision Surveys International (Pty.) Ltd.                South Africa
    PMSA (Pty.) Ltd.                                          South Africa

IMS HEALTH TRANSPORTATION SERVICES CORPORATION                Delaware

IMS INFORMATION MEDICAL STATISTICS (ISRAEL) LTD.              Israel

IMS JAPAN K.K.                                                Japan
  PMSI Japan K.K.                                             Japan

IMS SOFTWARE SERVICES, LTD.                                   Delaware

IMS TAIWAN COMPANY LTD.                                       Taiwan

INTERCONTINENTAL MEDICAL STATISTICS INTERNATIONAL, LTD. (DE)  Delaware

IMS HEALTH LIMITED                                            Ireland
  Medical Data Systems Limited                                Ireland

I-SQUARED, INC.                                               Delaware

SOURCE INFORMATICS EUROPE B.V.                                Netherlands

SOURCE INFORMATICS LIMITED                                    United Kingdom

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